                                 EXHIBIT 10.41

                          STOCK ACQUISITION AGREEMENT

         THIS STOCK ACQUISITION AGREEMENT (the "Agreement") is made as of this ___ day of October, 1995 by and between MBf International Ltd., a Hong Kong corporation (the "Seller") and MBf USA, Inc., an Oklahoma corporation ("Buyer").

                                R E C I T A L S:

         A. The Seller desires to enter into the Agreement with Buyer pursuant to which Seller will exchange its beneficial interest in 1,365 shares of common stock (par value Indonesian Rupiah 2,167,000 each equivalent to $1,000 US Dollars each) of P.T. MBf Buana Multicorpora ("MBf Rubber"), an Indonesian company, which shares are held in trust by MBf Holdings Bhd for the benefit of Seller and represent seventy percent (70%) of the outstanding common stock of MBf Rubber ("MBf Rubber Shares"), and a non-interest bearing demand note with a face value of $737,769 (the "Note") which Note will be guaranteed by MBf Holdings Berhad, the parent company of Seller, which is the majority shareholder of MBf USA, Inc., for 2,550,720 shares of Buyer's Class B Common Stock, par value $0.01 per share ("USA Shares"), of MBf USA, Inc. having an aggregate value of $1,219,563; and

         B. Buyer desires to enter into this Agreement with Seller pursuant to which it will issue USA Shares in exchange for Seller's MBf Rubber Shares and the Note.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                 1. The Exchange. On the basis of the representations, warranties and covenants set forth herein, the Seller shall transfer all right, title and interest in and to its beneficial interest in the MBf Rubber Shares and the Note to Buyer, and Buyer shall transfer all right title and interest in and to the USA Shares to Seller at closing, which shall occur on or about October 31, 1995 (the "Closing"), said Closing to be subject to completion of due diligence by Buyer.

                 2. Demand Registration. If, at any time during the period commencing one year after the Closing and the earlier to occur of: (i) five years after the date of execution of this Agreement, or (ii) the Registrable Shares (as hereinafter defined) become freely transferable in the United States under the provisions of Rule 144, the Buyer shall receive a written request from the Seller to register the sale of all or part of the Registrable Securities in the United States, the Buyer shall, as promptly as practicable, at the Buyer's sole cost and expense (other than the fees and disbursements of counsel for the Seller and the underwriting discounts if any, payable in respect of the Registrable Securities sold by the Seller, prepare and file, with the Securities and Exchange Commission (the "SEC"), a registration statement sufficient to permit the public offering and sale of the Registrable Securities in the United States through the facilities of all appropriate securities exchanges, if any, on which the Buyer's common stock is being sold or on the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Buyer shall only be obligated to file one such registration statement and then only if the Form S-3 or a similar successor form can be used.

                          (a)     In the event of a registration pursuant to
the provisions of this Section 2, the Buyer shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Seller may reasonably request; provided, however, that the Buyer shall not be required to qualify to do business in any state by reason of this Section 2 in which it is not otherwise required to qualify to do business.

                          (b)     The Buyer shall keep effective any
registration or qualification contemplated by this Section 2 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Seller to complete the offer and sale of the Registrable Securities covered thereby. The Buyer shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Seller is first free to sell such Registrable Securities; provided, however, that, if the Buyer is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Buyer shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                          (c)     In the event of a registration pursuant to
the provisions of this Section 2, the Buyer shall, if requested, furnish the Seller with an opinion of its counsel to the effect that (i) the registration statement has become effective under the Securities Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, comply as to form with the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 2(a).

                          (d)     The Buyer agrees that until all the
Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the SEC to permit holders of the Registrable Securities to sell such securities under Rule 144. As used herein, "Registrable Securities" shall mean the USA Shares acquired by Seller




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

pursuant to this Agreement which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act.

                          (e)     The Buyer shall promptly notify the Seller
when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

                          (f)     The Buyer shall notify the Seller at any time
when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                          (g)     If requested by the underwriter for any
underwritten offering of Registrable Securities pursuant to a registration requested under this Section 2, the Seller will enter into an underwriting agreement with such underwriter for such offering, and such agreement shall contain such terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided in Section 6 hereof.

                 3. Certificates. At the Closing, Buyer will deliver to Seller stock certificates representing the USA Shares properly endorsed for transfer or together with stock powers authorizing the transfer of the USA Shares to Seller and Seller will deliver evidence satisfactory to Buyer that it is transferring all of its right, title and interest in and to its beneficial interest in the MBf Rubber Shares and the Note to Buyer and, thereafter, Seller will cease to be entitled to execute any rights or to appropriate any accruing profits on the MBf Rubber Shares and the Note. Seller declares that subsequent to Closing, Buyer shall be the beneficial owner of the MBf Rubber Shares and the Note and, therefore, entitled to enjoy the rights and profits as owner of the MBf Rubber Shares and the Note. Subsequent to Closing, Buyer shall be responsible for and shall bear all expenses, losses, profits, risks and taxes relating to the MBf Rubber Shares and the Note and, except as contemplated by
Section 2 hereof, Seller shall be responsible for and bear all expenses, losses, profits, risks and taxes relating to the USA Shares.





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

                 4. Seller's Representations and Warranties. As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller hereby represents, warrants and covenants to Buyer as follows:

                          (a) Seller owns 100% of the beneficial interest in 1,365 MBf Rubber Shares, which 1,365 MBf Rubber Shares represent seventy percent (70%) of the outstanding common stock of MBf Rubber.

                          (b) The Seller has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Seller and the performance of the transactions herein contemplated have been duly authorized by the Board of Directors of the Seller and no further corporate action on the part of the Seller is necessary to authorize this Agreement and the performance of such transactions. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                          (c) Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein by the Seller will conflict with any provision of law affecting the Seller (including, but not limited to, the Securities Act and any state securities laws), any order of any court or other governmental agency, or any agreement to which the Seller is a party or by which Seller is bound. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

                          (d) Seller is the beneficial owner of the MBf Rubber Shares free and clear of any encumbrances or options. Within 120 business days after execution of this Agreement and upon delivery to Seller of the consideration pursuant to this Agreement, Seller will cause the beneficial ownership of the MBf Rubber Shares to be registered in the name of Buyer free and clear of all liens, charges, encumbrances, equities and claims, except restrictions on transfer imposed under the Act and state securities laws, and for so long as the MBf Rubber Shares have not been registered in the name of Buyer, Seller shall cause the registered holder of the MBf Rubber Shares to cast votes in all meetings of MBf Rubber shareholders in accordance with the instructions of Buyer.

                          (e) Seller has obtained all necessary consents required to convey to Buyer the beneficial interest to the MBf Rubber Shares from MBf Holdings Berhad, the record owner of the MBf Rubber Shares, and pursuant to the Joint Venture Agreement dated April 8, 1994 by and between MBF Holdings Berhad, PT. ONGKO Multicorpora, and PT. Prakarsa Bangun Mandiri as amended and supplemented.





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

                          (f) Seller understands that the USA Shares have not been registered under the Act, or registered or qualified with any state securities regulatory authority under state securities laws, and are being exchanged by the Buyer to the Seller for MBf Rubber Shares in reliance on exclusions and/or exemptions from registration provided by the Act and the state securities laws and the rules and regulations promulgated thereunder. Seller also understands that the USA Shares may not be resold in the United States unless they are registered under the Act and registered or qualified under applicable state securities laws or unless exemptions from registration or qualification are available.

                          (g) Seller has had the opportunity to ask questions and receive answers concerning Buyer, to inspect material documents relating to Buyer, and to obtain all additional information necessary to verify the accuracy of such information that Seller possesses or can acquire without unreasonable effort or expense. Seller has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of this transaction.

                          (h) Seller is purchasing the USA Shares for Seller's own account and for investment purposes only. Seller is prepared to hold the USA Shares purchased for an indefinite period of time. Seller understands and has considered the restrictions on the transfer of the USA Shares, their liquidity and all other possible risks of this transaction.

                          (i) Seller is an "accredited investor" as such term is defined in Regulation D promulgated under the Act.

                          (j) There is no action, suit, arbitration or other legal, administrative or governmental proceeding or investigation pending or, to the best knowledge of Seller, threatened, against Seller which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement.

         5. Buyer Representations and Warranties. As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents, warrants and covenants to the Seller as follows:

                 (a) The Buyer has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Buyer and the performance of the transactions herein contemplated have been duly authorized by the Board of Directors of the Buyer and no further corporate action on the part of the Buyer is necessary to authorize this Agreement and the performance of such transactions. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.





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

                 (b) Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein by Buyer will conflict with any provision of law affecting Buyer (including, but not limited to, the Act and any state securities laws), any order of any court or other governmental agency, or any agreement to which Buyer is a party or by which Buyer is bound. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable in accordance with its terms.

                 (c) The USA Shares, are free and clear of any encumbrances or options. At Closing, Buyer will convey and transfer to the Seller good and marketable title to the USA Shares free and clear of all liens, charges, encumbrances, equities and claims, except restrictions on transfer imposed under the Act in states securities laws.

                 (d) Buyer understands that the MBf Rubber Shares have not been registered under the Act, or registered or qualified with any state securities regulatory authority under state securities laws, and the beneficial interest in such MBf Rubber Shares is being exchanged by the Seller to Buyer for USA Shares in reliance on exclusions and/or exemptions from registration provided by the Act and the state securities laws and the rules and regulations promulgated thereunder. Buyer also understands that the MBf Rubber Shares may not be resold in the United States unless they are registered under the Act and registered or qualified under applicable state securities laws or unless exemptions from registration or qualification are available and the MBf Rubber Shares must be resold in accordance with the terms of the Joint Venture Agreement dated April 8, 1994 (and all amendments thereto) and with the prior approval of the Capital Investment Coordinating Board of the government of the Republic of Indonesia.

                 (e) Buyer has had the opportunity to ask questions and receive answers concerning MBf Rubber, to inspect material documents relating to MBf Rubber and to obtain all additional information necessary to verify the accuracy of such information that Buyer possesses or can acquire without unreasonable effort or expense. Buyer has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of this transaction.

                 (f) Buyer is purchasing the beneficial interest in the MBf Rubber Shares for Buyer's own account and for investment purposes only. Buyer is prepared to hold the MBf Rubber Shares purchased for an indefinite period of time. Buyer understands and has considered the restrictions on the transfer of the MBf Rubber Shares, their liquidity and all other possible risks of this transaction.

                 (g) Buyer is an "accredited investor" as such term is defined in Regulation D promulgated under the Act.





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

                 (h) There is no action, suit, arbitration or other legal, administrative or governmental proceeding or investigation pending or, to the best knowledge of Buyer, threatened, against Buyer which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement.

         6.      Indemnification

                 (a) Indemnification by the Seller. Except as otherwise limited by this Section 6, from and after the date of execution of this Agreement for a period of five (5) years, the Seller, with respect to itself only, shall defend, indemnify and hold harmless the Buyer, its affiliates or its subsidiaries and their respective stockholders, directors, officers, successors and assigns (collectively, "Buyer Indemnitees") against and in respect of any and all losses and expenses resulting from or arising out of:

                          (i)     any breach of or inaccuracy in any
                          representation or warranty of the Seller contained in this Agreement or in any certificate, document or other instrument or agreement furnished or to be furnished by the Seller under this Agreement;

                          (ii) any breach of any covenant or agreement by the Seller to the extent it relates to obligations to be performed by it pursuant to this Agreement or in any certificate, document or other instrument or agreement furnished or to be furnished by the Seller.

                 (b) Indemnification by the Buyer. Except as otherwise limited by this Section 6, from and after the date of execution of this Agreement for a period of five (5) years, the Buyer, with respect to itself only, shall defend, indemnify and hold harmless the Seller, its affiliates or its subsidiaries and their respective stockholders, directors, officers, successors and assigns (collectively, the "Seller Indemnitees") against and in respect of any and all losses and expenses resulting from or arising out of:

                          (i)     any breach of or inaccuracy in any
                          representation or warranty of the Buyer contained in this Agreement or in any certificate, document or other instrument or agreement furnished by the Buyer under this Agreement;

                          (ii) any breach of any covenant or agreement by the Buyer to the extent it relates to obligations to be performed by it pursuant to this Agreement or in any certificate, document or other instrument or agreement furnished or to be furnished by the Buyer.

                 (c) Notice and Payment of Claims. The party entitled to indemnification under this Section 6 (the "Indemnitee") shall promptly notify the party obligated to provide such indemnification (the "Indemnitor") in writing of any claim which the Indemnitee shall have determined has given or could give rise to a claim for indemnification under this





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         Section 6 (such written notice being hereinafter referred to as a
         "Notice of Claim"). The Indemnitee shall use good faith efforts not to prejudice the rights of the Indemnitor to defend any claim. The Indemnitor shall satisfy its obligations with respect to any valid claim asserted under this Section 6 within ninety (90) days of its receipt of a Notice of Claim; provided, however, that for so long as the Indemnitor is in good faith defending a Claim pursuant to this
         Section 6, its obligation to indemnify the Indemnitee with respect thereto shall be suspended.

                 (d)      Defense of Third Party Claims.

                          (i)     If the facts giving rise to any
                          indemnification provided for in this Agreement involve any actual or threatened claim or demand by any Person, other than any Buyer Indemnitee or Seller Indemnitee, (a "third party"), against any Indemnitee or any possible claim by an Indemnitee against any third party, the Indemnitor shall have 10 days from its receipt of the Notice of Claim to notify the Indemnitee (A) whether the Indemnitor disputes the Indemnitee's right of indemnity with respect to such claim and (B) if, except for the limitations set forth in Section 6, the Indemnitor does not dispute such right of indemnity, whether or not the Indemnitor desires to defend the Indemnitee against such claim. If the Indemnitor notifies the Indemnitee within such 10-day period that (y) except for the limitations of Section 6, the Indemnitor does not dispute the Indemnitee's right of indemnification and (z) the Indemnitor desires to defend against such third party claim then the Indemnitor shall have the right to assume and control, at its sole cost and expense, the defense and/or settlement of such claim by appropriate proceedings with counsel reasonably acceptable to the Indemnitee; provided, however, that if by reason of the claim of such third party an encumbrance, attachment, garnishment or execution is placed upon any of the property or assets of such Indemnitee, the Indemnitor, if it desires to exercise its right to defend or prosecute such claim or litigation, must furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution. The Indemnitee may participate in, but not control, any such defense or settlement, at its sole cost and expense.

                          (ii)    If the Indemnitor (A) disputes the
                          Indemnitee's right of indemnity with respect to a claim other than the limitations set forth in
                          Section 6 or (B) does not dispute such right of indemnity but either fails to promptly assume and prosecute the defense and/or settlement of such claim or ceases or fails to diligently and in good faith defend and/or settle such claim, then the Indemnitee shall be entitled to assume and control the defense and/or settlement of such claim, and the Indemnitee shall be entitled to indemnification for such defense. If the Indemnitor does not assume the defense of a claim for any reason, it may still participate in, but not





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                          control, the defense of such claim at the
                          Indemnitor's sole cost and expense.

                          (iii) The party responsible for the defense of any claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any claim for which such party is not the Responsible Party, including, without limitation, all settlement negotiations and offers. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement offer) with respect to a claim. With respect to a claim for which the Indemnitor is the Responsible Party, the Buyer shall make available to the Indemnitor all books and records of the Companies and Subsidiaries relating to such claim as the Indemnitor may reasonably request.

                          (iv) The Indemnitor shall not settle any claim without the prior written consent of the Indemnitee.

         7. Governing Law. This Agreement shall be construed in accordance with and governed in all respects under the laws of the State of Illinois.

         8. Survival. All the agreements, representations and warranties made in this Agreement shall survive the sale of the MBf Rubber Shares to Buyer and sale of USA Shares to Seller. Buyer understands that the Seller is relying on certain exemptions from registration under the Act and state securities laws and is basing his reliance on the representations contained herein. Seller understands that the Buyer is relying on certain exemption from registration under the Act and state securities laws and is basing his reliance on the representations contained herein.

         9. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall be deemed to be one and the same Agreement.

         10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other party hereto.

         11. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.





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

         12. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given as follows: on the day established by the sender as having been delivered personally or transmitted by facsimile; on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

         (a)     If to the Seller:

                 MBf International Limited
                 17th Floor, One Pacific Place
                 88, Queensway,
                 Hong Kong
                 Attn: Mr. Albert Chan
                 Fax No. 2801 6811 (Hong Kong)

                 with a copy to:

                 MBf Holdings Berhad
                 Corporate Office
                 21st Floor, Plaza MBf
                 Jalan Ampang
                 50450 Kuala Lumpur
                 Attn:  Mr. Tan Mong Sing
                 Fax No. 2640492 (Kuala Lumpur)

         (b)     If to the Buyer:

                 MBf USA, Inc.
                 500 Park Boulevard
                 Suite 1260
                 Itasca, Illinois  60143
                 Attention: Mr. Edward Marteka
                 Fax No. (708) 285-9761 (U.S.A.)

                 With a copy to:

                 Shefsky Froelich & Devine Ltd.
                 444 North Michigan Avenue
                 Chicago, Illinois 60611
                 Attention: Ms. Misty S. Gruber
                 Fax No. (312) 527-3194 (U.S.A.)





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

or to such other address or to the attention of person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

         IN WITNESS WHEREOF, the parties hereunto have executed this Agreement on the date first written above.


MBf USA, Inc.                                              MBf International
Ltd.



By: /s/ Edward J. Marteka                                  By: /s/ Tan Mong Sing
    ---------------------                                      -----------------
                                                               Tan Mong Sing
                                                               (Director)


164778





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